Exhibit 99.1
Wag! Reports Second Quarter 2024 Results
Quarterly Net Loss of $2.3 Million
Achieved Record Quarterly Adjusted EBITDA of $1.6 Million
SAN FRANCISCO – (BUSINESS WIRE) – August 07, 2024 – Wag! Group Co. (the “Company” or “Wag!”; Nasdaq: PET), which strives to be the number one platform to solve the service, product, and wellness needs of the modern U.S. pet household, today announced financial results for the second quarter ended June 30, 2024.
Second Quarter 2024 Highlights:
•Revenues decreased 6% to $18.7 million, compared to $19.8 million in the second quarter of 2023 – comprised of $5.6 million of Services revenue, $11.5 million of Wellness revenue, and $1.5 million of Pet Food & Treats revenue.
•Net loss improved to $2.3 million, compared to $3.9 million in the second quarter of 2023.
•Adjusted EBITDA improved to $1.6 million, compared to $0.1 million in the second quarter of 2023.
"Our Q2 results were highly intentional, as we scaled back on Sales & Marketing spend to increase near-term profitability while we focus on addressing our debt obligations once the prepayment penalty expires this month,” said Garrett Smallwood, CEO and Chairman of Wag!. “Strengthening our balance sheet, driving free cash flow and demonstrating consistent profitability are our key priorities, and we look forward to making progress on these objectives as move into the back half of the year.”
“We also look forward to benefiting from an enhanced balance sheet as we continue to take the necessary steps to best position the Company for continued growth, profitability, and shareholder value creation.”
Recent Business Highlights:
•467,000 Platform Participants in Q2 2024, versus 549,000 in Q2 2023.
•Achieved record quarterly Adjusted EBITDA of $1.6 million.
•Completed an underwritten registered public offering on July 18, 2024, the net proceeds of which were approximately $8.6 million which we intend to use to pay down debt upon prepayment penalty expiration on August 9, 2024.

Guidance
“In the second quarter, we delivered our highest quarterly Adjusted EBITDA, which was driven by our focus on cost management and operational efficiency,” said Alec Davidian, Wag! CFO. “Our ability to generate free cash flow will allow us to service our debt, improve our balance sheet and return to growth.”
For the third quarter 2024, we expect:
•Revenue in the range of $20 million to $24 million.
•Adjusted EBITDA1 in the range of $1.5 million to $2.5 million.
For the full year 2024, as previously communicated on July 10, 2024, we expect:
•Revenue in the range of $92 million to $102 million.
•Adjusted EBITDA1 in the range of $4 million to $8 million.
Our financial guidance includes the following outlook:
•We expect holidays to drive incremental overnight vs. daytime service demand, but also expect that severe weather will impact Services demand. Pet adoption during the holidays also positively impacts pet insurance penetration and demand for wellness plans.
•We anticipate that continued growth in the pet industry, driven by factors such as higher rates of pet ownership, pet insurance penetration, and increasing demand for premium pet products and services, will have a positive impact on our full year 2024 results.
•We have factored in potential risks and opportunities related to macroeconomic trends related to state of the economy, interest rates, and consumer confidence in order to forecast our financial performance.
•We expect Sales & Marketing efficiency within the Pet category, our ability to manage CPCs and CPMs across key partners and advertising platforms, and our ability to manage search engine results and search engine optimization (SEO) within competitive keywords.
•We recognize that there may be potential risks to our financial performance in 2024, such as disruptions to global supply chains, changes in consumer behavior due to unexpected events such as a delayed or imbalanced return-to-office, digital and performance marketing trends, the potential impact of AI, and our ability to expand through partnerships.
Wag!’s Second Quarter Results Conference Call
Wag! will host a conference call and live webcast today, August 07, 2024, at 4:30pm ET to discuss financial results. Investors and analysts interested in participating in the call are invited to dial 1-800-717-1738 (international callers please dial 1-646-307-1865) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://investors.wag.co.
A recorded replay of the conference call will be available approximately three hours after the conclusion of the call and can be accessed online at https://investors.wag.co for 90 days.
1 Information reconciling forward-looking Adjusted EBITDA to the most directly comparable GAAP financial measure is unavailable to the company without unreasonable effort, as discussed in our Non-GAAP Financial Measures and Other Operating Metrics section below.

Wag! also provides announcements regarding financial performance and other matters, including SEC filings, investor events, press and earnings releases, on our investor relations website (https://investors.wag.co), and/or social media outlets, as a means of disclosing material information and complying with disclosure obligations under Regulation FD. The list of social media channels that Wag! uses may be updated on the investor relations website from time to time. In addition, you may automatically receive email alerts and other information about Wag! when you enroll your email address by visiting the “Email Alerts” section at (https://investors.wag.co/ir-resources/email-alerts).
About Wag! Group Co.
Wag! Group Co. strives to be the number one platform to solve the service, product, and wellness needs of the modern U.S. pet household. Wag! pioneered on-demand dog walking in 2015 with the Wag! app, which offers access to 5-star dog walking, sitting, and one-on-one training from a community of over 500,000 Pet Caregivers nationwide. In addition, Wag! Group Co. operates Petted, one of the nation’s largest pet insurance comparison marketplaces; Dog Food Advisor, one of the most visited and trusted pet food review platforms; WoofWoofTV, a multi-media company bringing delightful pet content to over 18 million followers across social media; maxbone, a digital platform for modern pet essentials; and Furmacy, software to simplify pet prescriptions. For more information, visit Wag.co.
Non-GAAP Financial Measures and Other Operating Metrics
Adjusted EBITDA is a non-GAAP financial measure defined as net income (loss) adjusted for interest expense, net; income taxes; depreciation and amortization; and stock-based compensation, as well as other items to be consistent with definitions typically used by lenders, including transaction costs. Additionally, we exclude the impact of certain non-recurring items which are not indicative of our operating performance as well as other transaction-specific costs that do not represent an ongoing operating expense of the business, including but not limited to, integration and transaction costs associated with acquired businesses, severance costs, loss on extinguishment of debt, and legal settlements. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenues. Adjusted EBITDA and Adjusted EBITDA margin provide a basis for comparison of our business operations between current, past, and future periods by excluding items from net income (loss) that we do not believe are indicative of our core operating performance.
Platform Participant is defined as a Pet Parent or Pet Caregiver who transacted on the Wag! platform for a service in the quarter. Services include dog walking, sitting, boarding, drop-ins, training, premium telehealth services, wellness plans, and pet insurance plan comparison.

Information reconciling forward-looking Adjusted EBITDA to the most directly comparable GAAP financial measure is unavailable to the Company without unreasonable effort. The Company is not able to provide a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure because certain items required for such reconciliation are outside of the Company’s control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such a reconciliation would require a forward-looking statement of income, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the company without unreasonable effort. The Company provides a range for its Adjusted EBITDA forecast that it believes will be achieved; however, it cannot accurately predict all the components of the Adjusted EBITDA calculation. The Company provides an Adjusted EBITDA forecast because it believes that Adjusted EBITDA, when viewed with the Company’s results under GAAP, provides useful information for the reasons noted above. However, Adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income (loss) or cash flow from operating activities as an indicator of operating performance.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions are intended to identify forward-looking statements. These statements include those related to the Company’s ability to further develop and advance its pet service, product and wellness offerings and achieve scale; ability to attract and retain personnel; market opportunity, anticipated growth, ability to achieve and maintain profitability; intended use of proceeds from the Company’s underwritten public offering, and future financial performance, including management’s financial outlook for the future. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: management’s financial outlook for the future; market adoption of the Company’s pet service, product and wellness offerings and solutions; failure to realize the financial benefits of acquisitions; the ability of the Company to protect its intellectual property; changes in the competitive industries in which the Company operates; changes in laws and regulations affecting the Company’s business; the Company’s ability to implement its business plans, forecasts and other expectations, and identify and realize additional partnerships and opportunities; and the risk of downturns in the market and the technology industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s filings with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.

Contact Us
Media: Media@wagwalking.com
Investor Relations
Wag!: IR@wagwalking.com
Gateway for Wag!: PET@gateway-grp.com

Wag! Group Co.
Condensed Consolidated Balance Sheets
(unaudited)

	June 30, 2024	December 31, 2023
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$9,234	$18,323
Accounts receivable, net	7,512	10,023
Prepaid expenses and other current assets	2,256	3,428
Total current assets	19,002	31,774
Property and equipment, net	1,144	347
Operating lease right-of-use assets	894	1,045
Intangible assets, net	7,860	8,828
Goodwill	4,646	4,646
Other assets	52	57
Total assets	$33,598	$46,697
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$6,850	$9,919
Accrued expenses and other current liabilities	2,044	4,015
Deferred revenue	1,642	1,781
Deferred purchase consideration – current portion	185	547
Operating lease liabilities – current portion	396	386
Notes payable – current portion	2,075	1,751
Total current liabilities	13,192	18,399
Operating lease liabilities – non-current portion	645	816
Notes payable – non-current portion, net of debt discount and warrant allocation of $2,721 and $4,563 as of June 30, 2024 and December 31, 2023, respectively	21,468	25,664
Other non-current liabilities	78	172
Total liabilities	35,383	45,051
Commitments and contingencies
Stockholders’ equity (deficit):
Common stock	4	4
Additional paid-in capital	166,437	163,376
Accumulated deficit	(168,226)	(161,734)
Total stockholders’ equity (deficit)	(1,785)	1,646
Total liabilities and stockholders’ equity (deficit)	$33,598	$46,697

Wag! Group Co.
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
	(in thousands, except per share amounts)
Revenues	$18,651	$19,820	$41,870	$40,443
Costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	1,158	1,243	2,728	2,269
Platform operations and support	2,714	3,492	5,674	6,662
Sales and marketing	11,037	10,758	26,692	24,033
Royalty	—	1,791	—	1,791
General and administrative	3,809	4,821	8,048	9,805
Depreciation and amortization	580	375	1,158	756
Total costs and expenses	19,298	22,480	44,300	45,316
Interest expense	1,597	1,897	3,482	3,771
Interest income	(75)	(238)	(227)	(482)
Loss on extinguishment of debt	—	—	726	—
Other expense, net	—	65	—	9
Loss before income taxes	(2,169)	(4,384)	(6,411)	(8,171)
Income taxes	82	38	81	38
Equity in net earnings of equity method investments	—	553	—	553
Net loss	$(2,251)	$(3,869)	$(6,492)	$(7,656)
Loss per share, basic and diluted	$(0.06)	$(0.10)	$(0.16)	$(0.20)
Weighted-average common shares outstanding used in computing loss per share, basic and diluted	40,914	38,109	40,496	37,590

Wag! Group Co.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended
	June 30, 2024	June 30, 2023
	(in thousands)
Cash flow from operating activities:
Net loss	$(6,492)	$(7,656)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	2,952	2,463
Non-cash interest expense	1,229	1,350
Depreciation and amortization	1,158	756
Reduction in carrying amount of operating lease right-of-use assets	151	168
Equity in net earnings of equity method investments	—	(553)
Loss on extinguishment of debt	726	—
Changes in operating assets and liabilities, net of effect of acquired business:
Accounts receivable	2,511	(1,850)
Prepaid expenses and other current assets	1,007	1,049
Other assets	5	(5)
Accounts payable	(3,069)	2,241
Accrued expenses and other current liabilities	(1,806)	(700)
Deferred revenue	(139)	368
Operating lease liabilities	(160)	(176)
Other non-current liabilities	(94)	218
Net cash used in operating activities	(2,021)	(2,327)
Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired	(128)	(9,503)
Cash paid for equity method investment	—	(1,470)
Purchase of property and equipment	(860)	(31)
Net cash used in investing activities	(988)	(11,004)
Cash flows from financing activities:
Repayment of debt	(5,714)	(551)
Debt prepayment penalty	(100)	—
Proceeds from exercises of stock options	109	90
Other	(375)	(382)
Net cash used in financing activities	(6,080)	(843)
Net change in cash and cash equivalents	(9,089)	(14,174)
Cash and cash equivalents, beginning of period	18,323	38,966
Cash and cash equivalents, end of period	$9,234	$24,792

Wag! Group Co.
Adjusted EBITDA (Loss) Reconciliation
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
	(in thousands, except percentages)
Net loss	$(2,251)	$(3,869)	$(6,492)	$(7,656)
Interest expense, net	1,522	1,659	3,255	3,289
Income taxes	82	38	81	38
Depreciation and amortization	580	375	1,158	756
Stock-based compensation	1,656	1,121	2,952	2,463
Integration and transaction costs associated with acquired business	—	152	—	189
Severance costs	50	131	127	131
Loss on extinguishment of debt	—	—	726	—
Legal settlement	—	500	—	500
Adjusted EBITDA (loss)	$1,639	$107	$1,807	$(290)
Revenues	$18,651	$19,820	$41,870	$40,443
Adjusted EBITDA (loss) margin	8.8%	0.5%	4.3%	(0.7)%

Wag! Group Co.
Key Operating and Financial Metrics
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
	(in thousands, except percentages)
Platform Participants (as of period end)	467	549	467	549
Revenues	$18,651	$19,820	$41,870	$40,443
Net loss	$(2,251)	$(3,869)	$(6,492)	$(7,656)
Net loss margin	(12.1)%	(19.5)%	(15.5)%	(18.9)%
Net cash provided by (used in) operating activities	$(2,189)	$1,253	$(2,021)	$(2,327)
Adjusted EBITDA (loss)	$1,639	$107	$1,807	$(290)
Adjusted EBITDA (loss) margin	8.8%	0.5%	4.3%	(0.7)%